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                                                                    EXHIBIT 99.3

                           CONSENT OF PETRIE PARKMAN

     The undersigned hereby consents to the use of its opinion letter dated February __, 1998 to the Board of Directors of Hugoton Energy Corporation in the Joint Proxy Statement/Prospectus forming a part of this Registration Statement on Form S-4 and to the references to such opinion in this Registration Statement on Form S-4 under the captions "SUMMARY", "THE MERGER -- Reasons for the Merger; Recommendations of the Boards of Directors", and "THE MERGER -- Opinions of Financial Advisors". In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "expert" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.





                                                            PETRIE PARKMAN & Co.


February 10, 1998